Exhibit 10-d

                            KLT INC.
                   INCENTIVE COMPENSATION PLAN


This Incentive Compensation Plan (the "Plan") of KLT Inc. (the
"Corporation") is established and adopted by the Board of Directors of the Corporation (the "Board") as of March 14, 2000.

1. Purpose. The purpose of the Plan is to provide certain benefits in the form of additional compensation for designated employees and directors (the "Participants") of the Corporation for services rendered or hereafter rendered, to induce
Participants to remain as employees.

2. Eligibility. Employees and directors of the Corporation are eligible to participate in the Plan if and as approved by the disinterested members of the Compensation Committee of the Board (the "Compensation Committee"). Notwithstanding any other provision of this Plan, any provisions in a separate employment contract or other contract between the Corporation and a Participant (a "Participant Contract") relating to participation in, or rights or obligations under, this Plan shall supersede the terms contained in this Plan.

3.  Computation of Pool.

     a. The Plan is designed to provide incentive compensation to Participants only with respect to the increase in value of the Corporation's investments in direct and indirect affiliates, as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934 (each an "Affiliate" and collectively the "Affiliates") in which the Corporation's employees have a management or director role. The Affiliates as of the adoption of the Plan are listed on Exhibit A. The disinterested members of the Board shall have the discretion of amending Exhibit A from time to time to reflect additions and deletions of the Corporation's Affiliates included in the Plan.

     b. The disinterested members of the Board, after taking into account the recommendations of the Compensation Committee, shall establish a baseline value (the "Baseline") for the equity ownership by the Corporation with respect to each Affiliate included in the Plan. The Baseline for Affiliates existing at the time of initial adoption of the Plan shall be based on the current fair market value, on a pre-tax basis, established by the Compensation Committee in its sole good faith opinion, and is set forth opposite each Affiliate's name on Exhibit A. The Baseline for Affiliates included subsequent to the Plan's initial adoption shall be the amount of the Corporation's capital investment in such Affiliates (for purposes of this Plan, capital investment means and shall be limited to equity investment). The Baseline of each Affiliate shall be increased by the amount of additional capital investments to such Affiliate and decreased by the amount of distributions from such Affiliate to the Corporation.

     c. The aggregate amount available to be distributed to Participants (the "Pool") shall be twenty percent of the difference between (i) the Amount Realized (as defined below) on each Affiliate or Corporation, as the case may be, and (ii) the sum of the Baseline for such Affiliate or

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Corporation, as the
case may be, and an amount equal to a 10% annual pre-tax return on such Baseline (such Baseline shall be computed, as to Affiliates existing as of the date of initial adoption of the Plan, from the date of such adoption, and, as to Affiliates included subsequent to the Plan's initial adoption, from the date of such subsequent inclusion. The Baseline for the Corporation shall be the sum of the Baselines of its Affiliates). If the amount calculated pursuant to clause 3.c.(i) is less than the amount calculated pursuant to clause 3.c.(ii), then the Pool shall be reduced by an amount equal to twenty percent of such difference and the amounts in the Participant's Incentive Accounts shall be accordingly adjusted to reflect this reduction in the Pool. If the annual return on investment from an Affiliate or Corporation, as the case may be, exceeds 100%, the Pool shall be increased by an amount equal to 10% of the difference between the annual return and 100%.

     d. Except as otherwise provided herein or in any Participant Contract, no distributions shall be due or payable under the Plan until and unless the aggregate Amount Realized on the Affiliates or Corporation is, at the time of such distributions, at least $200 million (the "Threshold"). The Threshold only determines when and if distributions are payable; distributions shall be otherwise payable on all Amounts Realized.

     e. The Amount Realized for each Affiliate or Corporation will be determined upon the occurrence of a Realization Event. A
Realization Event shall be deemed to occur upon the earliest to occur of the following events:

           (i) an initial public offering (an "IPO") of common
               stock of the Corporation or an Affiliate;
          (ii) the sale of twenty percent (20%) or more of the
               fully diluted capital stock or other equity
               securities in the Corporation or an Affiliate;
         (iii) a merger or consolidation of the Corporation an Affiliate in which the Corporation is not the survivor or the controlling shareholder of the resulting entity;
          (iv) a sale, disposition or other transfer of all or substantially all of the assets of the Corporation or an Affiliate;
           (v) a liquidation or dissolution of the Corporation or an Affiliate; and
          (vi) the expiration of three years after implementation of the Plan, in the case of Affiliates initially included in Exhibit A, and three years after the Corporation's initial capital investment in an Affiliate which is subsequently included in Exhibit A.

     f. The Amount Realized in events (i) through (v), above, shall be the fair market value on a pre-tax basis (the "FMV") of the Corporation's investment in the affected Affiliate, based upon the IPO price or the consideration received in the Realization Event. Except as otherwise provided herein or in any Participant Contract, the Amount Realized in event (vi) above shall be based upon an appropriate methodology that has been established by the Board, after taking into account the recommendations of the Compensation Committee and the Corporation's President, which (i) with respect to the Affiliates initially listed in Exhibit A, is listed in Exhibit B as to

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each such Affiliate; and (ii) with respect to the Affiliates subsequently listed in Exhibit A, will be listed in Exhibit B as to each such Affiliate prior to the time the initial capital investment is made in such Affiliate.

     g. If, after a Realization Event occurs with respect to a particular Affiliate, the Corporation retains a direct or indirect ownership interest in such Affiliate and all distributions relating to the Realization Event have not been paid due to distribution payment limitations set forth below, then the Amount Realized with respect to such Realization Event shall be annually adjusted to reflect any further accretion or dilution to the FMV realized by the Corporation in such Affiliate. Nothing in paragraphs 3.c. or 3.g. shall be deemed to require Participants to repay to the Corporation any distributions previously received on account of such Realization Event.

4.  Allocation of the Pool.

     a. The Board, acting through its disinterested members and in its sole discretion after taking into account the recommendations of the Compensation Committee and the Corporation's President and obligations of the Corporation, if any, under Participant Contracts, shall determine the allocation of the Pool (including but not limited to specific allocations of Amounts Realized) among the Participants (the "Awards") and any reallocation of any amounts in any Participant's Incentive Account that are not paid as a result of the termination of such Participant's employment with the Corporation (or other applicable events) pursuant to the provisions hereof or a separate written employment agreement or other arrangement between such Participant and the Corporation. An Award shall be subject to all terms and conditions of this Plan, and shall, if the Participant is not a party to a separate written employment agreement or other agreement containing a noncompetition or nondisclosure covenant, be conditioned upon the Participant executing and delivering a noncompetition or nondisclosure agreement, at the Board's option, in substantially the form attached hereto as Exhibit C.

     b. A notional account ("Incentive Account") shall be established and maintained for each Participant receiving Awards under the Plan, showing the Awards granted, the portion of the value or Amounts Realized as allocated to the Participant (whether specified as a specific determinable dollar amount or as a percentage of the Pool), any adjustments thereto pursuant to the terms of the Plan, and the payments made under the Plan to such Participant. It is specifically contemplated that adjustments to the Pool, and the corresponding amounts allocated to Participants' Incentive Accounts, may be either positive or negative, as calculated pursuant to Section 3.c. for each Realization Event, and that as a result the Pool and the Participants' Incentive Accounts may be either positive or negative.

     c. Except as otherwise provided herein, payments shall be made to each Participant so long as the Participant has a positive amount in his or her respective Incentive Account and the Threshold has been satisfied, both as of the end of a calendar year. In such event, a sum equal to 50% of the positive year-end amount in each Participant's Incentive Account shall be paid within 15 days of the end of such year, net of all applicable withholding taxes.

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     d.   Allocations and payments under the Plan and related
determinations shall be made in the same manner as contemplated in the examples set forth in Exhibit D attached hereto.


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5.  Effect of Termination of Employment.

     a.  Nothing in this Plan shall be construed to:

          (i) Give any employee of the Corporation or any Participant any right to be awarded an Award, other than in the sole discretion of the Compensation Committee or as otherwise set forth in a separate written employment agreement between the Participant and the Corporation;

         (ii) Give a Participant any right whatsoever with respect to any equity interest in the Corporation or any of its Affiliates (subject, however, to any separate written employment agreement between the Participant and the Corporation);

        (iii) Limit in any way the right of the Corporation to terminate a Participant's employment with the Corporation at any time (subject, however, to any separate written employment agreement between the Participant and the Corporation); or

         (iv)  Be evidence of any agreement or
               understanding, express or implied, that the Corporation will employ a Participant in any particular position or at any particular rate of remuneration or for any particular period of time (subject, however, to any separate written employment agreement between the Participant and the Corporation).

     b.  Except as may otherwise be provided in a Participant
Contract, termination of a Participant's employment with the Corporation shall have the following effect on the Participant's
Award:

          (i) If the Participant terminates employment, or if the Corporation terminates the Participant's employment for any reason (including but not limited to death or disability) other than Cause (as defined below), the Participant will be entitled to receive, within 30 days of termination of employment, a lump sum equal to 50% of the Award remaining in the Participant's Incentive Account at the time of such termination, net of all applicable withholding taxes. The Participant shall not be entitled to any other portion of the Award remaining in the Participant's Incentive Account.

         (ii) If the Participant is terminated for Cause, the Participant shall forfeit all of the Award remaining in the Participant's Incentive Account at the time of such termination.

        (iii)  "Cause" is defined as:

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               (a)  Dishonesty of the Participant with
                    respect to the Corporation;

               (b)  Willful misfeasance or nonfeasance of
                    duty intended to injure or having the effect of injuring the reputation, business or business relationships of the Corporation or its respective officers, directors or employees;

               (c)  Upon a charge by a governmental entity
                    against the Participant of any crime
                    involving moral turpitude or which could reflect unfavorably upon the Corporation or upon the filing of any civil action involving a charge of embezzlement, theft, fraud, or other similar act;

               (d)  Willful or prolonged absence from work
                    by the Participant (other than by reason of disability due to physical or mental illness) or failure, neglect or refusal by the Participant to perform his duties and responsibilities without the same being corrected upon ten (10) days prior written notice;

               (e)  Breach by the Participant of any of the
                    covenants contained in Exhibit C, or
                    termination by the Corporation of the
                    Participant for "cause" under an applicable separate written employment agreement; or

               (f) Failure by the Participant to materially meet agreed-upon performance standards.

6.  General Terms and Conditions

     a. Non-alienation. No Award or any other rights under this Plan shall be subject to alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to alienate, sell, assign, pledge, encumber, or charge the same shall be void. No Award hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person awarded such Award. If any Participant hereunder should become bankrupt or attempt to alienate, sell, assign, pledge, encumber, or charge any Award hereunder, then such Award shall, in the discretion of the Compensation Committee, cease.

     b. Termination or Amendment of Plan. Unless otherwise amended or terminated as provided in this paragraph, this Plan shall terminate as of December 31, 2004, and all amounts then remaining in Incentive Accounts shall be paid within 15 days of such termination, net of all applicable withholding taxes. The Board may not otherwise terminate or amend this Plan, in whole or in part, without first obtaining the written consent of the Participants holding, in aggregate, a majority of the percentage of the Pool then allocated under this Plan. In the event of a Change of Control, as defined below, only those Participants holding percentages of the Pool


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allocated as of the Change of
Control shall be deemed to have the power to consent to any termination or amendment of the Plan occurring on or after the Change of Control. Notwithstanding the above, (i) any Award which is payable (that is, the Threshold had been reached) upon the termination of the Plan shall nevertheless be paid in accordance with the terms of this Plan (however, no Realization Events occurring after such termination shall be recognized for determining the amount of such Award), (ii) any Awards payable (that is, the Threshold had been reached) at the time the Compensation Committee amends the Plan shall nevertheless be payable accordance with the terms of this Plan in effect prior to such amendment, and (iii) the Plan shall not be amended or terminated with respect to any Participant except in accordance with any applicable Participant Contract. A Change of Control is a change of control of the Corporation (for purposes of this definition, the term "Corporation" shall be deemed to include any Affiliate(s) in direct or indirect control of the Corporation as of the date hereof or at any time during the Employment Period) of a nature that would be required to be reported in response to
Item 6(e) of Schedule 14A of Regulation 14A (as in effect on the date hereof) promulgated under the Securities Exchange Act of 1934, as in effect on the date hereof (the "Exchange Act") assuming that the Corporation were then subject to Regulation 14A; provided, however, that, without limitation, such a change of control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act; other than any underwriter or member of an underwriting syndicate or group with respect to a public offering of securities of the Corporation registered under the Securities Act of 1933, the Corporation or any "person" who on the date hereof is a director or officer of the Corporation or whose shares of Corporation stock are treated as "beneficially owned" (as defined in Rule 13d-3 under the Exchange Act, as in effect on the date hereof) by any such director or officer) is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then-outstanding securities, (B) less than a majority of the members of the Board are persons who were either nominated for election by the current directors of the Board or successors to such directors selected by current directors of the Board, (C) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other entity, other than a merger or consolidation which would result in the Voting Securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the Corporation or such surviving entity) at least 80 percent of the total voting power represented by the Voting Securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or (D) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets. For purposes hereof, a Change of Control shall not be deemed to have occurred as a result of the consummation of any reorganization of Kansas City Power & Light Company ("KCPL") solely for purposes of establishing a holding company structure wherein the stockholders of the entity owning all or substantially all of the assets of KCPL immediately following such reorganization are predominantly the same as the stockholders of KCPL immediately prior to such reorganization. As used in this Agreement, "Voting Securities" shall mean any securities of the Corporation which vote generally in the election of directors.

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     c.  Captions.  The captions of any section or subsection of this Plan have been inserted for convenience and reference only and are to be ignored in the construction of the provisions hereof.

     d. Execution of Necessary Documents. All persons claiming any interest whatsoever under this Plan agree to perform any and all acts and execute any and all documents and papers which may be necessary or desirable for the carrying out of this Plan or any of its provisions.

     e. Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to Participant at his address shown on the Corporation's employment records and to the Corporation at the address of its principal corporate offices (attention: President) or at such other address as such party may designate by ten days' advance written notice to the other party hereto.

     f. Choice of Law. This Plan and all documents associated therewith shall be construed, interpreted and enforced in accordance with the laws of the State of Missouri, without giving effect to that State's conflict of laws provisions.

     g. Venue. All actions or proceedings with respect to this Plan or any documents associated therewith shall be instituted only in any state or federal court sitting in Jackson County, Missouri, and by execution of this Plan and the acceptance of Awards, the Corporation and the Participants irrevocably and unconditionally subject to the jurisdiction (both subject matter and personal) of each such court and irrevocably and unconditionally waive: (a) any objection that the parties might now or hereafter have to the venue of any of such court; and (b) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

     h. No Waiver. No delay or omission by the Corporation in exercising any right under this Pan shall operate as a waiver of that or any other right. A waiver or consent given by the Corporation on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

     i. Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

     j. Effect of Invalidity. In case any provision of this Plan shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

     In witness whereof, the Corporation has executed this Plan as of the date first above written.

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                                KLT INC., a Missouri corporation

                                By: /s/Gregory J. Orman


Attest:

/s/Mark G. English
Secretary